UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2013

MONITRONICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2350 Valley View Lane, # 100

Dallas, Texas 75234

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 243-7443

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2013, Monitronics International, Inc. (the “Company”), a wholly owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), entered into an amendment with Bank of America, N.A., individually and as administrative agent, and certain other financial institutions (the “Amendment”) to its existing credit agreement, dated as of March 23, 2012, with Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders party thereto (as previously amended, the “Credit Agreement”).  Pursuant to the Amendment, the Company has repriced the Credit Agreement facility (the “repricing”) which is comprised of a term loan, under which $690,512,500 currently remains outstanding, and a $150,000,000 revolver.  The repriced facility will now have a reduced interest rate of LIBOR plus 3.25% with a LIBOR floor of 1.00% for the outstanding term loan and a reduced interest rate of LIBOR plus 3.75% with a LIBOR floor of 1.00% for the revolver.  Concurrently, the Company extended the maturity of the revolver by nine months to December 22, 2017.

The term loan matures on March 23, 2018 and requires principal installments at the end of each calendar quarter in an amount equal to 0.25% of the aggregate principal amount of the term loan as of March 25, 2013.

In conjunction with the repricing, the Company also amended its interest rate swap arrangements associated with the outstanding term loan, resulting in a fixed interest rate of 5.0% on the term loan, as compared to 6.2% prior to the Amendment.

The terms of the Amendment include customary representations and warranties of the Company.

The Credit Agreement remains in full force and effect and the Amendment only modifies the Credit Agreement as specifically described in the text of the Amendment.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which is filed as Exhibit 4.2 to Ascent’s Form 10-Q filed on May 9, 2012 and the Form of Amendment No. 1 to the Credit Agreement, dated November 7, 2012, filed as Exhibit 4.7 to Ascent’s Form 10-K filed on February 27, 2013, and (ii) the Amendment, which will be filed by Ascent with its Quarterly Report on Form 10-Q for the period ended March 31, 2013.

Item 7.01. Regulation FD Disclosure.

On March 25, 2013, Ascent issued a press release, attached hereto as Exhibit 99.1, setting forth information regarding the repricing.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on March 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2013

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on March 25, 2013